COWEN ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2020

•Reports 3Q20 US GAAP Net Income of $18.6 million or $0.62 per share
•Economic Operating Income of $37.4 million, or $1.25 per share, second highest on record
•Second-strongest quarter for Investment Banking and Brokerage, Record M&A revenues
•Solid results despite impact of mark-to-market on unrealized Nikola investment, which reduced Economic Operating Income by $48.3 million, or $1.62 per share
•Book Value increased to $30.48 per share and Tangible Book Value increased to $24.32 per share
•Doubled quarterly cash dividend, to $0.08 per common share

NEW YORK - October 27, 2020 - Cowen Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the third quarter ended September 30, 2020.

Jeffrey M. Solomon, Chair and Chief Executive Officer of Cowen, said, "Our results for the third quarter demonstrate the strength and sustainability of our operating business. It was the second-best quarter on record for markets and investment banking, we set a new record for M&A revenues and management fees are at multi-year highs. We also took advantage of the opportunity to repurchase shares at attractive valuations, with the largest quarterly buyback in five years. We continue to embrace our core values of vision, empathy, sustainability and tenacious teamwork as we help our clients, our colleagues and our communities to tackle their biggest challenges and navigate through these uncertain times."
Third Quarter 2020 Financial Summary

	US GAAP			Economic Operating Income
	Three Months Ended September 30,			Three Months Ended September 30,
($ in millions, except per share information)	2020	2019	Δ %	2020	2019	Δ %

Revenue	$387.7	$252.0	54%	$274.3	$216.5	27%
Net income (loss) attributable to common stockholders	$18.6	$2.1	786%	$37.4	$10.1	270%
Earnings (loss) per common share (diluted)	$0.62	$0.07	786%	$1.25	$0.32	291%

Note: Throughout this press release the Company presents non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). A reconciliation of these non-GAAP measures appears under the section, "Reconciliation of US GAAP (Unaudited) to Economic Operating Income (Loss)."

Third Quarter 2020 Operating Financial Highlights (US GAAP) (unaudited)

Third quarter 2020 US GAAP revenue was $387.7 million compared to $252.0 million in the third quarter of 2019.

Third quarter 2020 US GAAP employee compensation and benefits expenses was $153.4 million, an increase of $33.1 million from the prior-year period.

Third quarter 2020 US GAAP income tax expense was $8.8 million compared to $1.4 million in the prior-year quarter.

Third quarter 2020 US GAAP total expenses totaled $249.2 million, an increase of $29.3 million from the prior-year period.

Third quarter 2020 US GAAP net income attributable to common stockholders was $18.6 million compared to net income attributable to common stockholders of $2.1 million in the third quarter of 2019.

Third Quarter 2020 Operating Financial Highlights (Non-GAAP)

•Strong Investment Banking performance:
–Second-strongest quarter on record driven by capital markets activity in biotech and healthcare tools & diagnostics
–Record M&A revenues driven by several high-fee engagements. Deal pipeline now at record high level
•Markets revenues near record levels, continuing share gains:
–Markets revenue, which includes brokerage, financing and other revenue, was $167.4 million ($2.62 million/day), just below the record highs of 2Q'20
–Posted strong performances in prime services, outsourced trading, securities finance, special situations and non-US execution
•Strong momentum in investment management:
–Management fee run-rate at highest annual level since 2016, AUM increased year-over-year
•Invested capital: Nikola position creates quarterly volatility
–Mark-to-market unrealized loss of $96.6 million on Nikola investment partially offset by gains in balance sheet investments including Cowen Healthcare Investments and SPAC trading

Capital Optimization Update
As of September 30, 2020, Cowen had book value of $30.48 per common share and tangible book value per common share of $24.32, up from book value of $28.96 and tangible book value of $22.94 at June 30, 2020, and up from book value of $24.77 and tangible book value of $18.72 at December 31, 2019.
In the third quarter of 2020, the Company repurchased $18.9 million of its common stock, or 1,144,254 shares, at an average price of $16.49 under the Company's existing share repurchase program, representing the largest quarterly share repurchase since the third quarter of 2015.
Outside the share repurchase program, in the third quarter of 2020 the Company acquired approximately $267 thousand of shares as a result of net share settlements relating to the vesting of equity awards, or 14,985 shares, at an average price of $17.80.
For the first nine months of 2020, the Company repurchased 2,974,711 shares for $43.4 million, or an average price of $14.60 under the Company's existing share repurchase program. Outside the share repurchase program, in the first nine months of 2020 the Company acquired approximately $6.3 million of shares as a result of net share settlements relating to the vesting of equity awards, or 505,702 shares at an average price of $12.45.
Increased Quarterly Cash Dividend
The Company increased its quarterly cash dividend payable on its common stock from $0.04 to $0.08 per common share. On October 21, 2020, the Board of Directors declared a cash dividend of $0.08 per common share. The dividend will be payable on December 15, 2020, to stockholders of record on December 1, 2020.
Select Balance Sheet Data

(Amounts in millions, except per share information)
	September 30, 2020	December 31, 2019
Cowen Inc. stockholders' equity	$911.2	$809.9
Common equity (CE)	$809.9	$708.5
Tangible common equity (TCE)	$646.1	$535.6

Book value per share (CE/CSO)	$30.48	$24.77
Tangible book value per share (TCE/CSO)	$24.32	$18.72

Common shares outstanding (CSO)	26.6	28.6

Note: Common Equity (CE) is calculated as Cowen Inc, stockholders’ equity less our preferred stock issuance.
Tangible common equity (TCE) is calculated as common equity (CE) less goodwill and net intangible assets.

Cowen Inc.
US GAAP Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue
Investment banking	$194,341	$77,292	$503,351	$272,103
Brokerage	138,483	93,995	425,069	302,840
Management fees	11,954	7,300	35,211	21,480
Incentive income	127	701	127	724
Interest and dividends	37,552	60,707	127,547	129,846
Reimbursement from affiliates	269	238	777	780
Reinsurance premiums	2,505	8,146	18,943	29,068
Other	1,369	1,237	4,709	3,228
Consolidated Funds revenues	1,135	2,431	4,650	8,239
Total revenue	387,735	252,047	1,120,384	768,308
Interest and dividends expense	37,754	56,477	125,850	125,089
Total net revenue	349,981	195,570	994,534	643,219
Expenses
Employee compensation and benefits	153,427	120,320	583,137	388,611
Reinsurance claims, commissions and amortization of deferred acquisition costs	4,852	8,195	21,716	25,139
Operating, general, administrative and other expenses	84,784	83,851	264,950	250,915
Depreciation and amortization expense	5,682	5,082	17,324	14,990
Goodwill impairment	—	—	—	4,100
Consolidated Funds expenses	494	2,516	4,793	6,229
Total expenses	249,239	219,964	891,920	689,984
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	(68,781)	18,446	83,738	61,440
Consolidated Funds net (losses) gains	6,385	13,896	(29,410)	21,536
Total other income (loss)	(62,396)	32,342	54,328	82,976

Income (loss) before income taxes	38,346	7,948	156,942	36,211
Income tax expense/(benefit)	8,830	1,365	52,589	9,615
Net income (loss)	29,516	6,583	104,353	26,596
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and funds	9,232	2,770	(19,843)	7,188
Net income (loss) attributable to Cowen Inc.	20,284	3,813	124,196	19,408
Less: Preferred stock dividends	1,698	1,698	5,094	5,094
Net income (loss) attributable to Cowen Inc. common stockholders	$18,586	$2,115	$119,102	$14,314

Earnings (loss) per share:
Basic	$0.67	$0.07	$4.24	$0.48
Diluted	$0.62	$0.07	$4.02	$0.46

Weighted average shares used in per share data:
Basic	27,663	29,529	28,078	29,687
Diluted	29,970	31,264	29,646	31,381

Third Quarter 2020 Economic Income Financial Review

	Three Months Ended						Nine Months Ended
	September 30, 2020			September 30, 2019			September 30, 2020			September 30, 2019
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Investment banking	$185,151	$—	$185,151	$69,433	$—	$69,433	$474,778	$—	$474,778	$254,374	$—	$254,374
Brokerage	167,084	—	167,084	110,178	—	110,178	466,823	—	466,823	346,095	—	346,095
Management fees	14,374	262	14,636	10,321	586	10,907	41,724	634	42,358	30,016	1,788	31,804
Incentive income	(2,621)	1,319	(1,302)	15,251	(862)	14,389	40,829	158	40,987	33,998	762	34,760
Investment income (loss)	(90,364)	(124)	(90,488)	10,913	822	11,735	32,566	(13,671)	18,895	13,827	5,289	19,116
Other revenue	(796)	2	(794)	(132)	6	(126)	(298)	4	(294)	5,295	56	5,351
Total revenue	272,828	1,459	274,287	215,964	552	216,516	1,056,422	(12,875)	1,043,547	683,605	7,895	691,500
Interest Expense	6,026	1,109	7,135	5,758	1,389	7,147	18,471	4,014	22,485	16,371	4,046	20,417
Total net revenues	266,802	350	267,152	210,206	(837)	209,369	1,037,951	(16,889)	1,021,062	667,234	3,849	671,083

Compensation & Benefits	152,829	957	153,786	121,890	729	122,619	582,480	2,093	584,573	386,593	4,383	390,976
Fixed non-compensation expense	34,257	127	34,384	36,458	625	37,083	106,350	378	106,728	107,889	2,485	110,374
Variable non-compensation expense	37,736	6	37,742	37,216	40	37,256	121,846	18	121,864	113,728	127	113,855
Depreciation & Amortization	5,670	5	5,675	5,073	9	5,082	16,756	17	16,773	14,957	30	14,987
Non-Controlling Interest	2,105	—	2,105	661	—	661	5,584	—	5,584	2,944	—	2,944
Total expenses	232,597	1,095	233,692	201,298	1,403	202,701	833,016	2,506	835,522	626,111	7,025	633,136

Less: Preferred Dividend	1,415	283	1,698	1,341	357	1,698	4,160	934	5,094	4,058	1,036	5,094
Economic Income (Loss) attributable to Common Shareholders	32,790	(1,028)	31,762	7,567	(2,597)	4,970	200,775	(20,329)	180,446	37,065	(4,212)	32,853

Add: Depreciation & Amortization	5,670	5	5,675	5,073	9	5,082	16,756	17	16,773	14,957	30	14,987
Economic Operating Income (Loss) attributable to Common Shareholders	$38,460	$(1,023)	$37,437	$12,640	$(2,588)	$10,052	$217,531	$(20,312)	$197,219	$52,022	$(4,182)	$47,840

Economic Income per common share	$1.09	$(0.03)	$1.06	$0.24	$(0.08)	$0.16	$6.77	$(0.69)	$6.08	$1.17	$(0.13)	$1.04
Economic Operating Income per common share	$1.28	$(0.03)	$1.25	$0.40	$(0.08)	$0.32	$7.34	$(0.69)	$6.65	$1.66	$(0.13)	$1.53

Economic Income total revenues were $274.3 million versus $216.5 million in the third quarter of 2019, an increase of 27%. Op Co revenue included in economic income was $272.8 million while Asset Co revenue included in economic income was $1.5 million.

Investment Banking revenues were $185.2 million, up 167% versus the prior-year period, driven by stronger equity capital markets activity as well as higher-fee M&A transactions.

Brokerage revenues of $167.1 million were up 52% versus the prior-year period, driven by strength in non-US trading, electronic trading, prime services and securities finance.

Management Fees rose 34% year-over-year to $14.6 million in the third quarter, driven by higher AUM in the sustainability strategy, private healthcare strategy and the healthcare royalties strategy. Management fees in Asset Co. were $0.3 million.

Incentive Income posted a loss of $1.3 million in the third quarter of 2020, down from income of $14.4 million in the prior-year period. Third quarter 2020 incentive income reflects the impact of mark-to-market declines in the value of positions in the private healthcare strategy, partially offset by a gain of $1.3 million in Asset Co.

Investment Income posted a loss of $90.5 million, versus income of $11.7 million in the prior-year period. The third quarter 2020 revenues include a $96.6 million unrealized loss on the investment in Nikola partially offset by positive performance in the event driven strategy, the healthcare strategy and the activist strategy. Investment income includes markdowns in Asset Co investments of $0.1 million.

Compensation and benefits expense was $153.8 million compared to $122.6 million in the third quarter of 2019. The increase was due to higher revenues offset only partially by a lower compensation to revenue ratio, as well as a $48.3 million reversal of a compensation accrual that was booked through 2Q 2020 related to previous gains on the Nikola investment. The third quarter 2020 compensation-to-revenue ratio was 56.1%, up from 54.6% in 2Q20 and down from 56.6% in 3Q19.

Fixed non-compensation expenses decreased $2.7 million from the prior-year period to $34.4 million. The decrease was due in part to lower service fees and reduced office service expenses.

Variable non-compensation expenses were $37.7 million, up from $37.3 million in the third quarter of 2019. The increase is related in part to higher brokerage and trade execution costs due to increased volumes, partially offset by lower travel, entertainment and business development expenses.

Economic Operating Income, which represents Economic Income attributable to common stockholders before depreciation and amortization, was $37.4 million for the third quarter of 2020, up from $10.1 million in the prior-year period. Third quarter 2020 Economic Operating Income for Op Co was $38.5 million, while Asset Co Economic Operating loss was $1.0 million.

Assets Under Management As of September 30, 2020, the Company had assets under management of $11.8 billion, an increase of $0.3 billion from June 30, 2020 and an increase of $1.0 billion from September 30, 2019, respectively.

Invested Capital As of September 30, 2020, the Company had invested capital in Op Co totaling $784.2 million, up from $711.8 million as of June 30, 2020, as an increase in invested broker dealer capital more than offset the impact of the mark-to-market on the Nikola investment.

As of Sept 30, 2020, the Company had invested capital in Asset Co totaling $127.7 million, an increase of $3.3 million from the invested capital invested as of June 30, 2020.

The largest Asset Co investments were the stake in Italian wireless broadband provider Linkem ($77.4 million), private equity funds Formation8/Eclipse ($39.1 million) and other private investments ($9.3 million).

Earnings Conference Call

Management will hold a conference call today, October 27, 2020 at 9:00 am ET to discuss these results and provide an update on business conditions.

Chair and Chief Executive Officer Jeffrey M. Solomon and Chief Financial Officer Stephen A. Lasota will host the presentation, followed by a question and answer period.

U.S. dial in: (855) 760-0961
International dial-in: (631) 485-4850
Passcode: 8591505

Please call the conference telephone number at least 15 minutes prior to the start time.

The call can also be accessed through live audio webcast via this direct link:
https://edge.media-server.com/mmc/p/nazu2fc3

A replay of the call will be available for one week beginning at 12:00 pm ET on October 27, 2020 on the Company’s website at investor.cowen.com/events/ or via the following numbers:

U.S. replay dial-in: (855) 859-2056
International replay dial-in: (404) 537-3406
Replay ID: 8591505

About Cowen Inc.
Cowen Inc. (“Cowen” or the “Company”) is a diversified financial services firm offering investment banking services, research, sales and trading, prime brokerage, global clearing, commission management services and investment management. Cowen focuses on delivering value-added capabilities to our clients in order to help them outperform. Founded in 1918, the Company is headquartered in New York and has offices worldwide. Learn more at Cowen.com

Investor Relations Contact:
JT Farley
(646) 562-1056
james.farley@cowen.com
Source: Cowen Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. As a result of the spread of COVID-19, economic uncertainties have arisen that have the potential in future periods to negatively impact the Company’s business, financial condition, results of operation, cash flows, strategies and prospects. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on our clients, employees, vendors and the markets in which we operate our businesses, all of which are uncertain and cannot be reasonably estimated at this time. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

 Non-GAAP Financial Measures

In addition to the results presented above in accordance with US GAAP, the Company presents supplemental financial measures that are non-GAAP measures. The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported US GAAP results, provide useful information to investors and analysts regarding its performance and overall results of operations as it presents investors and analysts with a supplemental operating view of the Company’s financials to help better inform their analysis of the Company’s performance.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its business segments, allocate capital and other strategic decisions as well as assess the overall effectiveness of senior management. Reconciliations to comparable US GAAP measures are available in the accompanying schedules. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Economic Income (Loss) should not be considered in isolation or as a substitute for net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with US GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under US GAAP, including its consolidated funds.

In general, Economic Income (Loss) is a pre-tax measure that (i) includes management reclassifications which the Company believes provides additional insight on the performance of the Company’s core businesses and divisions (ii) eliminates the impact of consolidation for Consolidated Funds and excludes (iii) goodwill and intangible impairment (iv) certain other transaction-related adjustments and/or reorganization expenses and (v) certain costs associated with debt. Economic Operating Income (Loss) is a similar measure but before depreciation and amortization expenses.

Reconciliation of Net Income Attributable to Cowen Inc. Common Stockholders to Economic Income and Economic Operating Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollar amounts in thousands)	2020	2019	2020	2019

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders	$18,586	$2,115	$119,102	$14,314
Adjustments:
Income tax expense (benefit)	8,693	1,287	52,247	9,567
Amortization of discount on convertible debt	1,152	1,092	3,394	3,208
Contingent liability adjustments	3,023	300	4,781	298
Goodwill & intangible impairment	—	—	544	4,100
Transaction-related and other costs	308	176	378	1,366
Economic Income (Loss)	$31,762	$4,970	$180,446	$32,853
Add back: Depreciation and amortization expense	5,675	5,082	16,773	14,987
Economic Operating Income (Loss)	$37,437	$10,052	$197,219	$47,840

Earnings Per Common Share (Diluted) to Economic Income Per Common Share (Diluted) and Economic Operating Income Per Common Share (Diluted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars per share)	2020	2019	2020	2019

Earnings (loss) per common share (diluted):	$0.62	$0.07	$4.02	$0.46
Adjustments:
Income tax expense (benefit)	0.29	0.04	1.76	0.30
Amortization of discount on convertible debt	0.04	0.03	0.11	0.10
Contingent liability adjustments	0.10	0.01	0.16	0.01
Goodwill & intangible impairment	—	—	0.02	0.13
Transaction-related and other costs	0.01	0.01	0.01	0.04
Economic income (Loss) per common share (diluted)	$1.06	$0.16	$6.08	$1.04
Add back: Depreciation and amortization expense	0.19	0.16	0.57	0.49
Economic Operating Income (Loss) per common share (diluted)	$1.25	$0.32	$6.65	$1.53

	Three Months Ended September 30, 2020
	US GAAP	Reclassifications and Adjustments					Economic Income
(Dollars amounts in thousands)	Net income (loss)	Management Reclassifications		Fund Consolidation Reclassifications (k)	Income Statement Adjustments		Total Economic Income/(Loss)	Operating Company	Asset Company
Revenues
Investment banking	$194,341	$(9,190)	a, b	$—	$—		$185,151	$185,151	$—
Brokerage	138,483	28,601	c, h	—	—		$167,084	167,084	—
Management fees	11,954	2,519	d, e	163	—		$14,636	14,374	262
Incentive income (loss)	127	(1,462)	e	33	—		$(1,302)	(2,621)	1,319
Investment income (loss)	—	(90,488)	f	—	—		$(90,488)	(90,364)	(124)
Interest and dividends	37,552	(37,552)	c	—	—		—	—	—
Reimbursement from affiliates	269	(269)	b	—	—		—	—	—
Reinsurance premiums	2,505	(2,505)	g	—	—		—	—	—
Other revenue	1,369	(2,160)	g	(3)	—		(794)	(796)	2
Consolidated Funds revenues	1,135	—		(1,135)	—		—	—	—
Total revenues	387,735	(112,506)		(942)	—		274,287	272,828	1,459
Interest expense (Economic Income/(Loss)) / Interest and dividend expense (US GAAP)	37,754	(29,467)	c	—	(1,152)	l	7,135	6,026	1,109
Total net revenues	349,981	(83,039)		(942)	1,152		267,152	266,802	350
Expenses
Compensation & benefits	153,427	359	i	—	—		153,786	152,829	957
Fixed non-compensation expense	—	37,708	e, j	—	(3,324)	m	34,384	34,257	127
Variable non-compensation expense	—	37,742	j	—	—		37,742	37,736	6
Other non-compensation expense	89,636	(89,636)	a, b, d, g, i	—	—		—	—	—
Depreciation & amortization	5,682	—		—	(7)	n	5,675	5,670	5
Non-controlling interest	—	2,105	j	—	—		2,105	2,105	—
Consolidated Funds expenses	494	—		(494)	—		—	—	—
Total expenses	249,239	(11,722)		(494)	(3,331)		233,692	232,597	1,095
Other income (loss)	(62,396)	64,896	e, f, h	(2,500)	—		—	—	—
Income taxes expense / (benefit)	8,830	(137)		—	(8,693)	o	—	—	—
Income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	9,232	(6,284)	j	(2,948)	—		—	—	—
Income (loss) attributable to Cowen Inc.	20,284	—		—	13,176		33,460	34,205	(745)
Less: Preferred stock dividends	1,698	—		—	—		1,698	1,415	283
Economic Income (Loss)/ Income (loss) attributable to Cowen Inc. common stockholders	$18,586	$—		$—	$13,176		31,762	32,790	(1,028)
Add back: Depreciation and amortization expense							5,675	5,670	5
Economic Operating Income (Loss)							$37,437	$38,460	$(1,023)

	Three Months Ended September 30, 2019
	US GAAP	Reclassifications and Adjustments					Economic Income
(Dollars amounts in thousands)	Net income (loss)	Management Reclassifications		Fund Consolidation Reclassifications (k)	Income Statement Adjustments		Total Economic Income/(Loss)	Operating Company	Asset Company
Revenues
Investment banking	$77,292	$(7,859)	a, b	$—	$—		$69,433	$69,433	$—
Brokerage	93,995	16,183	c, h	—	—		110,178	110,178	—
Management fees	7,300	3,033	d, e	574	—		10,907	10,321	586
Incentive income (loss)	701	13,675	e	13	—		14,389	15,251	(862)
Investment income (loss)	—	11,735	f	—	—		11,735	10,913	822
Interest and dividends	60,707	(60,707)	c	—	—		—	—	—
Reimbursement from affiliates	238	(265)	b	27	—		—	—	—
Reinsurance premiums	8,146	(8,146)	g	—	—		—	—	—
Other revenue	1,237	(1,389)	g	26	—		(126)	(132)	6
Consolidated Funds revenues	2,431	—		(2,431)	—		—	—	—
Total revenues	252,047	(33,740)		(1,791)	—		216,516	215,964	552
Interest expense (Economic Income/(Loss)) / Interest and dividend expense (US GAAP)	56,477	(48,238)	c	—	(1,092)	l	7,147	5,758	1,389
Total net revenues	195,570	14,498		(1,791)	1,092		209,369	210,206	(837)
Expenses
Compensation & benefits	120,320	2,299	i	—	—		122,619	121,890	729
Fixed non-compensation expense	—	37,559	e, j	—	(476)	m	37,083	36,458	625
Variable non-compensation expense	—	37,256	j	—	—		37,256	37,216	40
Other non-compensation expense	92,046	(92,046)	a, b, d, g, i	—	—		—	—	—
Depreciation & amortization	5,082	—		—	—		5,082	5,073	9
Non-controlling interest	—	661	j	—	—		661	661	—
Consolidated Funds expenses	2,516	—		(2,516)	—		—	—	—
Total expenses	219,964	(14,271)		(2,516)	(476)		202,701	201,298	1,403
Other income (loss)	32,342	(26,721)	e, f, h	(5,621)	—		—	—	—
Income taxes expense / (benefit)	1,365	(78)		—	(1,287)	o	—	—	—
Income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	2,770	2,126	j	(4,896)			—	—	—
Income (loss) attributable to Cowen Inc.	3,813	—		—	2,855		6,668	8,908	(2,240)
Less: Preferred stock dividends	1,698	—		—	—		1,698	1,341	357
Economic Income (Loss)/ Income (loss) attributable to Cowen Inc. common stockholders	$2,115	$—		$—	$2,855		4,970	7,567	(2,597)
Add back: Depreciation and amortization expense							5,082	5,073	9
Economic Operating Income (Loss)							$10,052	$12,640	$(2,588)

	Nine Months Ended September 30, 2020
	US GAAP	Reclassifications and Adjustments					Economic Income
(Dollars amounts in thousands)	Net income (loss)	Management Reclassifications		Fund Consolidation Reclassifications (k)	Income Statement Adjustments		Total Economic Income/(Loss)	Operating Company	Asset Company
Revenues
Investment banking	$503,351	$(28,573)	a, b	$—	$—		$474,778	$474,778	$—
Brokerage	425,069	41,754	c, h	—	—		466,823	466,823	—
Management fees	35,211	5,672	d, e	1,475	—		42,358	41,724	634
Incentive income (loss)	127	40,827	e	33	—		40,987	40,829	158
Investment income (loss)	—	18,895	f	—	—		18,895	32,566	(13,671)
Interest and dividends	127,547	(127,547)	c	—	—		—	—	—
Reimbursement from affiliates	777	(827)	b	50	—		—	—	—
Reinsurance premiums	18,943	(18,943)	g	—	—		—	—	—
Other revenue	4,709	(4,982)	g	(21)	—		(294)	(298)	4
Consolidated Funds revenues	4,650	—		(4,650)	—		—	—	—
Total revenues	1,120,384	(73,724)		(3,113)	—		1,043,547	1,056,422	(12,875)
Interest and dividend expense	125,850	(99,971)	c	—	(3,394)	l	22,485	18,471	4,014
Total net revenues	994,534	26,247		(3,113)	3,394		1,021,062	1,037,951	(16,889)
Expenses
Compensation & benefits	583,137	1,436	i	—	—		584,573	582,480	2,093
Fixed non-compensation expense	—	111,880	e, j	—	(5,152)	m	106,728	106,350	378
Variable non-compensation expense	—	121,864	j	—	—		121,864	121,846	18
Other non-compensation expense	286,666	(286,666)	a, b, d, g, i	—	—		—	—	—
Depreciation & amortization	17,324	—		—	(551)	n	16,773	16,756	17
Non-controlling interest	—	5,584	j	—	—		5,584	5,584	—
Consolidated Funds expenses	4,793	—		(4,793)	—		—	—	—
Total expenses	891,920	(45,902)		(4,793)	(5,703)		835,522	833,016	2,506
Other income (loss)	54,328	(82,006)	e, f, h	27,678	—		—	—	—
Income taxes expense / (benefit)	52,589	(342)		—	(52,247)	o	—	—	—
Income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	(19,843)	(9,515)	j	29,358	—		—	—	—
Income (loss) attributable to Cowen Inc.	$124,196	—		—	61,344		185,540	204,935	(19,395)
Less: Preferred stock dividends	5,094	—		—	—		5,094	4,160	934
Economic Income (Loss)/ Income (loss) attributable to Cowen Inc. common stockholders	$119,102	$—		$—	$61,344		180,446	200,775	(20,329)
Add back: Depreciation and amortization expense							16,773	16,756	17
Economic Operating Income (Loss)							$197,219	$217,531	$(20,312)

	Nine Months Ended September 30, 2019
	US GAAP	Reclassifications and Adjustments					Economic Income
(Dollars amounts in thousands)	Net income (loss)	Management Reclassifications		Fund Consolidation Reclassifications (k)	Income Statement Adjustments		Total Economic Income/(Loss)	Operating Company	Asset Company
Revenues
Investment banking	$272,103	$(17,729)	a, b	$—	$—		$254,374	$254,374	$—
Brokerage	302,840	43,255	c, h	—	—		346,095	346,095	—
Management fees	21,480	8,684	d, e	1,640	—		31,804	30,016	1,788
Incentive income (loss)	724	33,479	e	557	—		34,760	33,998	762
Investment income (loss)	—	19,116	f	—	—		19,116	13,827	5,289
Interest and dividends	129,846	(129,846)	c	—	—		—	—	—
Reimbursement from affiliates	780	(874)	b	94	—		—	—	—
Reinsurance premiums	29,068	(29,068)	g	—	—		—	—	—
Other revenue	3,228	2,109	g	14	—		5,351	5,295	56
Consolidated Funds revenues	8,239	—		(8,239)	—		—	—	—
Total revenues	768,308	(70,874)		(5,934)	—		691,500	683,605	7,895
Interest expense (Economic Income/(Loss)) / Interest and dividend expense (US GAAP)	125,089	(101,464)	c	—	(3,208)	l	20,417	16,371	4,046
Total net revenues	643,219	30,590		(5,934)	3,208		671,083	667,234	3,849
Expenses
Compensation & benefits	388,611	2,365	i	—	—		390,976	386,593	4,383
Fixed non-compensation expense	—	112,038	e, j	—	(1,664)	m	110,374	107,889	2,485
Variable non-compensation expense	—	113,855	j	—	—		113,855	113,728	127
Other non-compensation expense	276,054	(276,054)	a, b, d, g, i	—	—		—	—	—
Depreciation & amortization	14,990	(3)		—	—		14,987	14,957	30
Non-controlling interest	—	2,944	j	—	—		2,944	2,944	—
Goodwill impairment	4,100	—		—	(4,100)	n	—	—	—
Consolidated Funds expenses	6,229	—		(6,229)	—		—	—	—
Total expenses	689,984	(44,855)		(6,229)	(5,764)		633,136	626,111	7,025
Other income (loss)	82,976	(73,907)	e, f, h	(9,069)	—		—	—	—
Income taxes expense / (benefit)	9,615	(48)		—	(9,567)	o	—	—	—
Income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	7,188	1,586	j	(8,774)	—		—	—	—
Income (loss) attributable to Cowen Inc.	19,408	—		—	18,539		37,947	41,123	(3,176)
Less: Preferred stock dividends	5,094	—		—	—		5,094	4,058	1,036
Economic Income (Loss)/ Income (loss) attributable to Cowen Inc. common stockholders	$14,314	$—		$—	$18,539		32,853	37,065	(4,212)
Add back: Depreciation and amortization expense							14,987	14,957	30
Economic Operating Income (Loss)							$47,840	$52,022	$(4,182)

Adjustments made to US GAAP Net Income (Loss) to arrive at Economic Operating Income (Loss)

Management Reclassifications
Management reclassification adjustments and fund consolidation reclassification adjustments have no effect on economic income. These adjustments are reclassifications to change the location of certain line items.
a	Economic Income (Loss) presents underwriting expenses net of investment banking revenues.
b	Economic Income (Loss) presents expenses reimbursed from clients and affiliates within their respective expense category but is included as a part of revenues under US GAAP.
c	Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
d	Economic Income (Loss) presents revenues net of fund start-up costs and distribution fees paid to agents.
e	Economic Income (Loss) recognizes the Company's proportionate share of management and incentive fees and associated share of expenses on a gross basis for certain real estate operating entities, the healthcare royalty business and the activist business. Additionally, carried interest, which the Company applies an equity ownership model to, is recorded in other income (loss) for US GAAP and is shown as incentive income for Economic Income (Loss).
f	Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends) for which the majority of this activity is shown in other income (loss) for US GAAP reporting.
g	Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.
h	Economic Income (Loss) recognizes gains and losses on investments held as part of the Company's facilitation and trading business within brokerage revenues as these investments are directly related to the markets business activities.
i	Economic Income (Loss) presents certain payments to associated banking partners as compensation rather than non-compensation expenses.
j	Economic Income (Loss) presents US GAAP expenses as either Fixed non-compensation or Variable non-compensation expenses. The Company also presents US GAAP Income (loss) attributable to non-controlling interests within total other expenses for Economic Income (Loss).
Fund Consolidation Reclassifications
k	The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income (Loss). Adjustments to reconcile to US GAAP net income (loss) included elimination of incentive income and management fees earned from the Consolidated Funds and addition of investment fund expenses excluding management fees paid, investment fund revenues and investment income (loss).
Income Statement Adjustments
l	Economic Income (Loss) excludes the amortization of discount on convertible debt.
m	Economic Income (Loss) excludes acquisition related adjustments as management does not consider these items when evaluating the performance of the Company.
n	Economic Income (Loss) excludes goodwill and intangible impairment.
o	Economic Income (Loss) excludes income taxes.